UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                   May 2, 2002
                        (Date of earliest event reported)



Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-7398

333-385496                 EXELON GENERATION COMPANY, LLC                               23-3064219
                           (a Pennsylvania limited liability company)
                           300 Exelon Way
                           Kennett Square, Pennsylvania 19348
                           (610) 765-8200

Item 5. Other Events

On April 29, 2002 Exelon Corporation issued the following press release.


                                                                   EXELON [LOGO]

--------------------------------------------------------------------------------

News Release


From:      Exelon Generation                         FOR IMMEDIATE RELEASE
                                                     ---------------------
           300 Exelon Way                            Date: April 29, 2002
           Kennett Square, Pa., 19348


Contact: Ben Armstrong, 610-765-6914

EXELON, TXU COMPLETE SALE OF TWO TEXAS POWER PLANTS

Dallas, Texas, April 29, 2002 - Exelon Generation (NYSE: EXC) and TXU Corp. (NYSE:TXU) today announced the completion of the sale of two TXU Energy power plants located in the Dallas and Fort Worth areas to Exelon for $443 million. The sales agreement was first announced in December 2001.

The sale includes the 893-megawatt Mountain Creek Steam Electric Station in Dallas and the 1,441-megawatt Handley Steam Electric Station in Fort Worth.

Exelon Generation now holds the operating permits for Mountain Creek and Handley Generating Stations. Exelon Power, the fossil and hydro operating unit within Exelon Generation, will operate the two natural gas fired facilities. Exelon Power Team will market the output of the two facilities.

"Producing electricity in a safe, reliable and environmentally sound manner is the foundation of Exelon's operating principles," said Christine Jacobs, president of Exelon Power.

"The addition of these two facilities expand Power Team's national portfolio and further strengthens our abilities within the ERCOT (Electric Reliability Counsel of Texas, Inc.) system," said Ian McLean, president of Exelon Power Team.

"The sale of these two plants allows TXU Energy to carry out its strategy of expanding beyond Texas," said Brian Dickie, president North America, TXU Energy. "We plan to move forward in building dynamic energy portfolios in the Northeast and Midwest. TXU Energy's strong commitment and experience in the Texas energy market will serve as a foundation for success in North America."

The sale will provide the Mountain Creek and Handley Generating Station employees with an opportunity to join Exelon, one of the nation's largest utility services companies, one which is a major operator of fossil, hydro, and nuclear generation facilities.

                                       ###

Exelon Generation Company, LLC, a subsidiary of Exelon Corporation, headquartered in Chicago, is one of the largest competitive electric generation companies in the United States, as measured by owned and controlled megawatts. As of the end of 2001, Exelon Generation owned or was invested in approximately 40,000 megawatts of generating resources, through three business units: Exelon Nuclear, which owns or has investments in 19 nuclear units in Illinois, Pennsylvania and New Jersey, Exelon Power, which owns or has investments in coal, natural gas, oil, landfill gas and hydro generation assets, consisting of 124 intermediate and peaking units, and Exelon Power Team, Exelon's wholesale marketing and energy-based financial trading

Exelon Corporation
Page 2



operation, doing business in all of the contiguous 48 states and in Canada and Mexico. In 2001, Exelon Generation, headquartered in Kennett Square, Pa., had assets of $8.2 billion, revenues of $7.0 billion, and approximately 7,200 employees.

TXU is a global leader in electric and natural gas services, merchant energy trading, energy marketing, energy delivery, telecommunications, and energy-related services. With $42 billion in assets and $28 billion in annual revenue, TXU is one of the most influential energy services companies in the world. TXU is the number one competitive energy retailer in the United States and one of the largest globally, owns or controls extensive competitive generation around the world, and ranks among the top five energy traders globally. TXU, which sells 335 million megawatt hours of electricity and 2.8 trillion cubic feet of natural gas annually, serves 11 million customers worldwide, primarily in the US, Europe and Australia. Visit www.txu.com for more information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EXELON CORPORATION

                              EXELON GENERATION COMPANY, LLC



                              /S/ Ruth Ann M. Gillis
                               ----------------------------------
                              Ruth Ann M. Gillis
                              Senior Vice President and Chief Financial Officer Exelon Corporation







May 2, 2002